UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 7, 2018

Majesco

(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960

(Address of Principal Executive Offices)

Registrant's telephone number, including area code	(973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2018, the Board of Directors (the “Board”) of Majesco (the “Company”) appointed Rajesh Hukku as a member of the Board and the compensation committee, effective immediately, to fill the vacancies created by the resignation of Westley Thompson.  Mr. Hukku will serve for a term expiring at the next annual meeting of shareholders in 2018.

Since November 2010, after a career spanning over three decades in the information technology field, Rajesh Hukku has served as a consultant / advisor to several technology companies in the U.S. and India. Prior to such time, he held various positions at Oracle Corporation (“Oracle”), a multinational computer technology corporation, Oracle Financial Services Software Ltd. (India) (formerly i-flex solutions, ltd. (India) (“i-flex”)), an IT solutions company serving financial institutions in over 125 countries (“OFSS India”), Tata Consulting Services, an information technology services, digital and business solutions company and Citicorp Overseas Software Ltd., a company which offers business and professional products and services. From 2009 until October 2010, Mr. Hukku served as SVP and Chief Strategy Officer of Oracle’s Financial Services Global Business Unit and from 2007 until 2009, he served as SVP and General Manager of such unit. In addition, from 1992 until 1996, Mr. Hukku served as Chief Executive Officer of OFSS India where he championed the growth of i-flex from a mere startup in 1992, into a global leader in the field of banking software with a revenue of approximately $650 million by 2009. From 1997 until 2001, he served as Vice President of Citicorp North America, Inc. Mr. Hukku has held several board positions. He has served as a director, chairman and managing director of the board of OFSS India and the chairman of the board of Oracle Financial Services Software, Inc. USA. In addition, he served as a member of the board of directors of the subsidiaries of i-flex including i-flex solutions America Inc., i-flex solutions, bv (Netherlands), Supersolutions and i-flex Processing Services, Ltd. (India). Mr. Hukku has received several awards including, (i) Entrepreneur of the Year Award awarded by Ernst & Young in 2002; (ii) the Star of Asia awarded by Businessweek in 2003; (iii) The Dewang Mehta award for innovation in IT awarded by the government of India in 2003; (iv) the Global Entrepolis Award awarded by the Prime Minister of Singapore in 2004; (v) the Order Bernardo O Higgins – Great Official awarded by the President of Chile in 2005; (vi) the Stevie Award in the best chairman category awarded in 2006; and (vii) the Outstanding 50 Asian Americans in Business awarded by the Asian American Business Development Center in New York in 2006. Mr. Hukku graduated from Birla Institute of Technology and Science, Pilani, India with a BE (Hons) degree in electrical and electronics engineering. In addition, he was a research scholar, in the field of Local Area Networks, at the University of Maryland, College Park.

Mr. Hukku’s ongoing annual compensation will be consistent with that provided to the Company’s other non-employee directors. See “Item 7.01 – Regulation FD Disclosure” for certain updates to the Company’s compensation policy. In accordance with the updated policy, Mr. Hukku received options to purchase up to 50,000 shares of the Company’s common stock pursuant to the Company’s 2015 Equity Incentive Plan, which, subject to Mr. Hukku’s continued service, will vest approximately 33.33% annually over three years.

There is no arrangement or understanding between Mr. Hukku and any other persons pursuant to which Mr. Hukku was selected as a director. There are no related party transactions involving Mr. Hukku that are reportable under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On June 7, 2018, the Board of the Company approved an amendment to the Company’s non-employee director compensation policy (the “Policy”). Under the amended Policy, compensation to non-employee directors for their services on its Board and its committees is as follows:

•	$50,000 payable in cash annually, or $12,500 per quarter;

•	$250 for each meeting of the audit committee, compensation committee and nominating and corporate governance committee attended by the members of such committees (other than for the Chairpersons of such committees);

•	$1,250 for each meeting of the audit committee attended by the Chairperson of such committee due to his additional duties as committee chair; and

•	$750 for each meeting of the compensation committee and nominating and corporate governance committee attended by the Chairpersons of such committees due to their additional duties as committee chair.

Directors of the Company are reimbursed for reasonable travel and other expenses in connection with attending meetings of the Board or its committees. The Chairman of the Board will also reimbursed for travel expenses for reasonable trips to India or other geographic locations where the Company has business or intends to build business. Such travel is deemed necessary for the Chairman of the Board to fulfill his duties to guide the development of our strategic plan. Employee directors do not receive any additional compensation for their service as directors.

Upon joining the Board, each new non-employee director will receive a grant of options to purchase 50,000 shares of common stock under the Company’s 2015 Equity Incentive Plan (the “2015 Plan”) commencing immediately, which, subject to the non-employee director’s continued service, will vest approximately 33.33% annually over three years. In addition, at such time as all options previously granted to current non-employee directors vest in full, each such non-employee director shall receive an additional grant of options to purchase 50,000 shares of common stock under the 2015 Plan, which, subject to the non-employee director’s continued service, will vest approximately 33.33% annually over three years.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majesco

	By:	/s/ Ketan Mehta
Ketan Mehta, President and Chief
Executive Officer

Date: June 12, 2018